Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of N2OFF, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus

/s/ Somekh Chaikin

Somekh Chaikin Member Firm of KPMG International

Tel Aviv, Israel

August 6, 2025